Exhibit (a)(5)(K)

The J. M. Smucker Co. Extends Offer to Acquire Hostess Brands, Inc.

ORRVILLE, Ohio, November 7, 2023 — The J. M. Smucker Co. (NYSE: SJM) (“Company”) announced today that it has extended its previously announced offer (the “Offer”) to exchange for each outstanding share of Class A common stock of Hostess Brands, Inc. (NASDAQ: TWNK) (“Hostess Brands”) (“Hostess Brands Shares”), par value $0.0001, $30.00 in cash and 0.03002 of Company common shares, no par value, with cash in lieu of any fractional Company common shares, without interest thereon and subject to any required withholding, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 10, 2023, by and among the Company, Hostess Brands, and SSF Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (as may be amended or supplemented from time to time, the “Merger Agreement”).

The Offer, which was previously scheduled to expire one minute after 11:59 p.m., Eastern Time, on November 6, 2023, has been extended until 12:00 p.m., Eastern Time, on November 7, 2023, unless further extended in accordance with the Merger Agreement.

Computershare Trust Company, N.A., the depositary and exchange agent for the Offer, has advised the Company that as of 11:59 p.m., Eastern Time, on November 6, 2023, approximately 65,930,147 Hostess Brands Shares have been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 49.60% of Hostess Brands Shares, and an additional 25,437,766 Hostess Brands Shares were tendered pursuant to guaranteed delivery procedures, representing an additional approximately 19.14% of Hostess Brands Shares.

The Offer has been extended in order to allow shares tendered pursuant to guaranteed delivery to be validly delivered and any additional shares to be tendered and validly delivered so that a majority of the outstanding shares will have been tendered and validly delivered as of the extended expiration of the Offer. The Offer remains subject to the conditions to the completion of the Offer, as set forth in the Offer to Exchange, dated October 10, 2023 (as amended or supplemented from time to time), the related Letter of Transmittal and certain other Offer documents, copies of which are attached to the Tender Offer Statement on Schedule TO filed by the Company and Hostess Brands with the U.S. Securities and Exchange Commission (the “SEC”) on October 10, 2023, as amended.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of federal securities laws that involve risks and uncertainties relating to future events and the future performance of the Company and Hostess Brands, including regarding the Company’s proposed acquisition of Hostess Brands, the prospective benefits of the proposed acquisition, the potential consideration amount and the terms and the anticipated occurrence, manner and timing of the proposed exchange offer and the closing of the proposed acquisition. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions and beliefs concerning future events, conditions, plans and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expect,” “anticipate,” “believe,” “intend,” “will,” “plan,” “strive” and similar phrases. Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. The Company is providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made, when evaluating the information presented in this communication, as such statements are by nature subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, the following: uncertainties relating to the timing of the exchange offer and merger between the Company, SSF Holdings, Inc., and Hostess Brands (the “Transaction”); uncertainties as to how many of Hostess Brands’ stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that any or all of the conditions to the consummation of the Transaction may not be satisfied or waived, including failure to receive required regulatory approvals; the possibility that the Transaction does not close; risks related to the Company’s ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; the effect of the announcement or pendency of the Transaction on the Company’s ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; risks relating to potential diversion of management attention from the Company’s ongoing business operations; negative effects of this announcement or the consummation of the Transaction on the market price of the Company’s or Hostess Brands’ common stock and/or operating results; transaction costs associated with the Transaction; disruptions or inefficiencies in the Company’s operations or supply chain, including any impact caused by product recalls (including the Jif® peanut butter product recall); political instability, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine); extreme weather conditions; natural disasters; pandemics (including the novel coronavirus); work stoppages or labor shortages, or other calamities; risks related to the availability, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation; the impact of food security concerns involving either the Company’s products or its competitors’ products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls; risks associated with derivative and purchasing strategies the Company employs to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; the ability to achieve cost savings related to restructuring and cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to continue operating under the Company’s capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the Company’s businesses, including product innovation; general competitive activity in the market, including competitors’ pricing practices and promotional spending levels; the Company’s ability to attract and retain key talent; the concentration of certain of the Company’s businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the Company’s ability to manage and maintain key relationships; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in the useful lives of other intangible assets or other long-lived assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; a disruption, failure, or security breach of the Company or their suppliers’ information technology systems, including, but not limited to, ransomware attacks; and foreign currency exchange rate and interest rate fluctuations.

A more complete description of these and other material risks can be found under “Risk Factors” in reports and statements filed by the Company and Hostess Brands respectively with the SEC, including each of the Company’s and Hostess Brands’ most recent Annual Reports on Form 10-K, as well as the Form S-4/A and related exchange offer documents filed by the Company and its acquisition subsidiary, SSF Holdings, Inc. on October 27, 2023 (the “exchange offer”) and the Schedule 14D-9 filed by Hostess Brands. The Company does not undertake any obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

Additional Information and Where to Find It

The Company commenced the exchange offer on October 10, 2023. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the exchange offer materials that Hostess Brands, the Company, or its acquisition subsidiary, SSF Holdings, Inc., has filed or will file with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The solicitation and offer to buy Hostess Brands stock will only be made pursuant to the Offer to Exchange and related exchange offer materials that the Company has filed with the SEC. At the time the exchange offer was commenced, the Company and its acquisition subsidiary filed a tender offer statement on Schedule TO, the Company filed a registration statement on Form S-4 and Hostess Brands filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. HOSTESS BRANDS’ STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE EXCHANGE OFFER MATERIALS (INCLUDING THE OFFER TO EXCHANGE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF HOSTESS BRANDS SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE EXCHANGE OFFER.

The Offer to Exchange, the related Letter of Transmittal, certain other exchange offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, have been or will be made available to all stockholders of Hostess Brands at no expense to them and are also made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either the Company or Hostess Brands. Copies of the documents filed with the SEC by Hostess Brands are and will be available free of charge on Hostess Brands’ website at https://www.hostessbrands.com. Copies of the documents filed with the SEC by the Company are and will be available free of charge on the Company’s website at https://investors.jmsmucker.com.

In addition to the Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, the Company and Hostess Brands each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the Internet at the SEC’s website at http://www.sec.gov.